UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2003

0-13063

(Commission File Number)

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer
Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                (c) Exhibits

Exhibit No.	Description
99.1	Press Release of Scientific Games Corporation, dated April 24, 2003.

ITEM 9.  Regulation FD Disclosure.

The information contained in this Current Report, which is intended to be furnished under Item 12 (“Results of Operations and Financial Condition”), is instead being furnished under Item 9 (“Regulation FD Disclosure”) pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583.  As such, the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 24, 2003, Scientific Games Corporation (the “Company”) issued a press release announcing, among other things, results for the quarter ended March 31, 2003.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company’s press release, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), also contains the Company’s “EBITDA” results, which are non-GAAP earnings results that exclude certain items.  EBITDA, as used in the press release, represents operating income plus depreciation and amortization expenses.  EBITDA is included in the press release as, among other things, it is a basis upon which the Company assesses its financial performance, and it provides useful information regarding the Company’s ability to service its debt.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP as measures of the Company’s profitability or liquidity.  EBITDA as used in the press release may differ from similarly titled measures presented by other companies.  A table reconciling EBITDA to GAAP net income is included in the condensed consolidated financial statement data included in the Company’s press release.

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Scientific Games Corporation, dated April 24, 2003.

SCIENTIFIC GAMES CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION
(Registrant)

By:	/s/ DeWayne E. Laird
Name:	DeWayne E. Laird
Title:	Vice President and Chief Financial Officer
(principal financial and accounting officer)

Dated:  April 24, 2003